Michael F. Albanese, CPA
18 Lisa Court
Parsippany, NJ 07054
Phone: (201) 406-5733 - Fax 973-887-9103
E-mail: Mike@costreductionsolutions.com
WWW.CostReductionSolutions.com

January 10, 2013

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

I have read Item 4.01 of the Form 8-K dated January 9, 2013 of iGambit Inc. and am in agreement with the statements contained therein except as follows:

1. I have no basis to agree or disagree with the statements of the Registrant contained in Item 4.01 (b).

Sincerely,

Michael F. Albanese, CPA

Cc: Mr. John Salerno/Mrs. Elisa Luqman/Mr. James Charles